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PriceWaterhouseCoopers

                                                              Exhibit 23.3

                      REPORT OF INDEPENDENT ACCOUNTS

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF UNICOMP INC. AND SUBSIDIARIES

In our opinion, the consolidated statements of income, of cash flows and of changes in stockholders' equity for the year ended February 29, 1997 present fairly, in all material respects, the results of operations and cash flows of UniComp, Inc. and subsidiaries for the year ended February 28, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Unicomp, Inc. and subsidiaries for any period subsequent to February 28, 1997.


/s/ PRICEWATERHOUSECOOPERS LLP
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ATLANTA, GEORGIA
MAY 22, 1997, EXCEPT FOR THE THIRD
PARAGRAPH OF NOTE 3 AS TO WHICH
THE DATE IS NOVEMBER 29, 1997